Exhibit 99.1
Oasis Petroleum Inc. Announces Strategic Sale of Its Permian Assets and Updates 2021 Outlook
Houston, Texas — May 20, 2021 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) announced today it has entered into a series of definitive agreements to sell its entire Permian Basin position for total gross potential consideration of $481MM. The total consideration consists of $406MM at closing and up to three $25MM annual contingent payments in 2023, 2024 and 2025 if WTI averages over $60 per barrel in each respective calendar year. The primary transaction is expected to close around June 30, 2021, subject to customary closing conditions, and two smaller transactions have already closed. Oasis has updated its 2021 outlook to reflect the divestment.
“The decision to exit the Permian Basin while building scale in the Williston Basin is fundamentally based on aligning Company resources with our core competitive strengths and strategic focus of building a sustainable enterprise which generates significant free cash flow for the benefit of the Company and shareholders,” said Danny Brown, Oasis’s Chief Executive Officer. “The successful conclusion of our Permian divestiture process allows us to bring substantial value forward from an asset that was difficult to scale, strengthens our balance sheet from already peer-leading levels, and allows us to focus our attention on driving significant value from our world-class Williston acreage position, where we see great upside opportunity and long-term running room. The combined Williston and Permian transactions are highly accretive, position Oasis to take advantage of expanded scale, result in very low leverage, and demonstrate our commitment to shareholders. We believe Oasis represents a compelling investment opportunity, and we will continue to be aggressive in pursuing strategies to unlock value.”
Transaction Highlights:
•Positions Oasis exclusively in the Williston Basin, where the Company expects to drive significant value creation through its size, scale and robust inventory life as one of the basin’s largest operators;
•Divests non-strategic Permian position consisting of approximately 24k net acres and 1Q21 production of 7.2 MBoe/d;
•Purchase price of $481MM values production at $67k/Boepd and 1Q21 annualized Adjusted EBITDA(1) at 4.6x;
•When combined with the recent Williston acquisition, the transactions result in paying approximately 1.7x for $145MM – $165MM of net EBITDA(1,2);
•OMP retains midstream assets in Panther DevCo and expects to benefit from incremental activity based on plans from the new operator;
•Lowers full-year G&A by approximately $1MM – Oasis expects cash E&P G&A(1) per boe of $1.30 – $1.40 in 4Q21;
•Reduces Oasis’ pro forma leverage to approximately 0.3x, based on 1Q21 annualized Adjusted EBITDA to Oasis and pro forma for the recently announced Williston acquisition, which remains well below Oasis’s 1.0x target and far below peers.
J.P. Morgan Securities LLC acted as strategic and financial advisor in the primary divestiture process and McDermott Will & Emery acted as legal advisor.
(1) Non-GAAP financial measure. Please see "Non-GAAP Financial Measures" below.
(2) Based on $745MM purchase price for Williston assets and assumes $481MM potential consideration for Permian divestiture (including three $25MM contingent payments).
Financial and Operational Update and Outlook
Oasis is updating its FY21 volume and CapEx guidance to reflect the Permian divestment. For the purposes of guidance, both the primary Permian divestiture and the Williston acquisition are modeled to close June 30, 2021. The smaller Permian divestiture packages closed during 2Q21, and the Company is updating volume forecasts during the quarter to account for the transactions. Updated highlights based on adjusted E&P metrics include:
•FY21 volumes are now expected to be 63.5 – 66.5 MBoepd and 4Q21 volumes are expected to be 74.5 – 77.5 MBoepd;
•2021 E&P CapEx(1) is expected to range between $205MM – $220MM, as incremental activity that was planned in the Permian is expected to shift into the Williston in 2H21;
•Differential and cost items have been updated to reflect the announced divestiture;
•Oasis is currently evaluating various development scenarios for 2022 and beyond with the objective of optimizing operational efficiency, returns on capital, and sustainable free cash generation.

The following table presents previously announced FY21 guidance and updated guidance for both FY21 and 2Q21:

E&P Metric(1)	February FY21 Guidance	May 3 FY21 Guidance	Updated FY21 Guidance	Updated 2Q21 Guidance
Production (MBoe/d)	57.0 – 60.0	67.5 – 71.0	63.5 – 66.5	52.0 – 55.0
Production (Mbbl/d)	37.5 – 39.5	44.5 – 47.0	41.5 – 43.5	33.5 – 35.5
Differential to NYMEX WTI ($ per Bbl)	$2.00 - $3.00	$1.50 – $2.75	$1.75 – $2.75	$1.75 – $2.75
Natural gas realized price (as a % of Henry Hub)	100%	110%	120%	125%
E&P LOE ($ per Boe)	$9.50 – $10.50	$9.50 – $10.50	$9.25 – $10.25	$10.50 – $11.50
E&P GPT ($ per Boe)(2)	$4.00 – $4.25	$3.75 – $4.00	$4.10 – $4.40	$3.75 – $4.00
E&P Cash G&A ($MM)(3)	$42 – $45	$43 – $46	$42 – $45	$9.5 – $11.5
Production taxes (as a % of oil and gas revenues)	7.2% – 7.4%	7.1% – 7.3%	7.4% – 7.6%	7.1% – 7.3%
E&P & Other CapEx(4)	$225 – $235	$230 – $245	$215 – $230	$75 – $90
Cash Interest ($MM)	$9 – $10	$28 – $31	$21 – $24	$2.0 – $4.0
Cash taxes ($MM)(5)	$14 – $26	$20 – $36	$15 – $29	$19 – $23
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(1)E&P metrics are non-GAAP financial measures. Please see "Non-GAAP Financial Measures" below
(2)Excludes effect of non-cash valuation charges on pipeline imbalances and benefits from midstream segment for crude oil gathering and transportation services.
(3)Excludes non-cash equity-based compensation expenses included in the E&P segment.
(4)Includes well services and administrative capital and excludes estimated capitalized interest.
(5)Reflects $50/bbl – $60/bbl WTI, $2.50/mmBtu NYMEX gas, and $6MM in cash taxes associated with the midstream simplification transaction. 2Q21 guidance reflects expected cash taxes to be paid.
Updated Hedge Book
On May 17, 2021 Oasis entered into a series of transactions with certain hedge counterparties to modify the swap price to $50 WTI for hedges totaling 19mbopd in 2022 and 14mbopd in 2023. The amount paid for the modification of these hedges totaled $82.4MM.
At May 19, 2021, the Company had the following outstanding commodity derivative instruments:

WTI Oil Hedging	2Q21	2H21	1H22	2H22	1H23	2H23
Swap volumes (mbopd)	29.0	29.0	19.0	19.0	14.0	14.0
Swap price	$42.09	$42.09	$50.00	$50.00	$50.00	$50.00
2-way collar volume (mbopd)	—	8.0	15.0	12.0	12.0	12.0
Floor price	—	$51.25	$49.00	$50.00	$45.00	$45.00
Ceiling price	—	$68.24	$66.28	$66.90	$64.88	$64.88

HH Gas Hedging	2Q21	2H21	1H22	2H22	1H23	2H23
Swap volume (MMBtu/d)	40,000	40,000	30,000	—	—	—
Swap price	$2.84	$2.84	$2.82	—	—	—

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and conference call:

Date:	Friday, May 21, 2021
Time:	8:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/41420
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	7224159
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Friday, May 28, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10156864
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Danny Brown, Chief Executive Officer
Michael H. Lou, Chief Financial Officer and Executive Vice President
Bob Bakanauskas, Director, Investor Relations
(281) 404-9600
ir@oasispetroleum.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition and Permian Basin divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, E&P G&A, E&P CapEx, E&P LOE, E&P GPT, E&P Cash G&A and E&P & Other CapEx are financial measures not prepared in accordance with United States generally accepted accounting principles (“GAAP”) that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by Oasis’ principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP measures to the most directly comparable GAAP measures, please visit the Non-GAAP Reconciliation page on the Company’s website at www.oasispetroleum.investorroom.com/non-gaap.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Permian Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.
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